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                                                                    EXHIBIT 23.5

                         CONSENT OF RYDER SCOTT COMPANY

     We consent to the incorporation by reference in the Registration Statement Form S-3 of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us on Form S-3 as a result of such incorporation.

                                Very truly yours,

                                /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                RYDER SCOTT COMPANY
                                PETROLEUM ENGINEERS

Denver, Colorado
Date: September 26, 1996